EXHIBIT 21

                                MAXXAM INC.

                  PRINCIPAL SUBSIDIARIES OF THE REGISTRANT


          Listed below are MAXXAM Inc.'s principal subsidiaries and the jurisdiction of their incorporation or organization. Certain subsidiaries are omitted which, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary.

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                                                                        State or Province
                                                                        of Incorporation
                               Name                                      or Organization
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ALUMINUM OPERATIONS
     Alpart Jamaica Inc.                                              Delaware
     Alumina Partners of Jamaica (partnership)                        Delaware
     Anglesey Aluminium Limited                                       United Kingdom
     Kaiser Alumina Australia Corporation                             Delaware
     Kaiser Aluminum Corporation                                      Delaware
     Kaiser Aluminium International, Inc.                             Delaware
     Kaiser Aluminum & Chemical Corporation                           Delaware
     Kaiser Aluminum & Chemical of Canada Limited                     Ontario
     Kaiser Bauxite Company                                           Nevada
     Kaiser Finance Corporation                                       Delaware
     Kaiser Jamaica Bauxite Company (partnership)                     Jamaica
     Kaiser Jamaica Corporation                                       Delaware
     Queensland Alumina Limited                                       Queensland
     Volta Aluminium Company Limited                                  Ghana

FOREST PRODUCTS OPERATIONS
     Britt Lumber Co., Inc.                                           California
     MAXXAM Group Inc.                                                Delaware
     MAXXAM Properties Inc.                                           Delaware
     Salmon Creek Corporation                                         Delaware
     Scotia Pacific Holding Company                                   Delaware
     The Pacific Lumber Company                                       Delaware

REAL ESTATE OPERATIONS

     Horizon Corporation                                              Delaware
     MAXXAM Property Company                                          Delaware
     MCO Properties Inc.                                              Delaware
     MCO Properties L.P. (limited partnership)                        Delaware
     MXM General Partner, Inc.                                        Delaware
     MXM Mortgage L.P. (limited partnership)                          Delaware
     Palmas del Mar Properties, Inc.                                  Delaware

RACE PARK OPERATIONS
     New SHRP Acquisition, Inc.                                       Delaware
     SHRP General Partner, Inc.                                       Delaware
     Sam Houston Entertainment Corp.                                  Texas
     Sam Houston Race Park, Ltd. (limited partnership)                Texas

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